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                                                                    EXHIBIT 16

October 23, 1997


Securities and Exchange Commission
630 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                                EIP Microwave, Inc.

We have read item 4 of EIP Microwave, Inc.'s Form 8-K/A dated October 24, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ PRICE WATERHOUSE LLP
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    Price Waterhouse LLP